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                                                                    EXHIBIT 10.5


                           INCENTIVE STOCK OPTION PLAN
                                       OF
                              ATLAS MINING COMPANY


ARTICLE  I.    Purpose of Plan
ARTICLE  II.   Definitions
ARTICLE  III.  Administration of the Plan
ARTICLE  IV.   Eligibility
ARTICLE  V.    Shares Available for Incentive Stock Options
ARTICLE  VI.   Option Terms
ARTICLE  VII.  Limitation on Exercise of Options
ARTICLE  VIII. Exercise of Option
ARTICLE  IX.   Transferability of Options
ARTICLE  X.    Termination of Options
ARTICLE  XI.   Adjustments to Options
ARTICLE  XII.  Termination and Amendment
ARTICLE  XIII. Option Agreement and Legend Requirement
ARTICLE  XIV.  Miscellaneous Provisions
ARTICLE  XV.   Effective Date of Plan

ATLAS MINING COMPANY, an Idaho corporation (the "Company"), hereby establishes and sets forth the terms of the ATLAS MINING COMPANY INCENTIVE STOCK OPTION PLAN (the "Plan"), dated January 13, 1997.


                                    ARTICLE I
                                 Purpose of Plan

The purpose of this Plan is to provide participating employees an incentive to exert their best efforts on behalf of the Company. The Plan seeks to accomplish this purpose by giving such employees an opportunity to gain a proprietary interest in the Company in the form of stock options. Holders of the options are allowed to acquire stock of the Company on favorable terms. An option granted hereunder shall be referred to herein as an "Incentive Stock Option," and all such options are intended to constitute an "incentive stock option"' as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


                                   ARTICLE II
                                   Definitions

2.1 "Administrative Committee" means the Board of Directors or a committee appointed by the Board of Directors, pursuant to Article III below, administering the Plan.

2.2 "Affiliate" means a "parent corporation" of the Company, as described in Section 424(e) of the Code, or a "subsidiary corporation" of the Company, as described in Section 424(f) of the Code.

2.3      "Board" means the Board of Directors of the Company.

2.4      "Code" means the Internal Revenue Code of 1986.

2.5      "Common Stock" means the Company's no par value Common Stock.

2.6      "Company" means XXX

2.7 "Date of Grant" means the date on which an Incentive Stock Option is granted under the Plan.

2.8 "Disinterested Person" has the meaning defined in Article 3.4(c) of this Plan.

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2.9      "Incentive Stock Option" means an option granted under the Plan.

2.10 "Optionee" means a person to whom an Incentive Stock Option, which has not expired, has been granted under the Plan.

2.11     "Plan" means this Incentive Stock Option Plan.

2.12 "Qualified Successor" shall have the meaning as defined in Article 9.2 of this Plan.

2.13 "Reorganization" and "Reorganization Agreement" have the meanings defined in Article XI of this Plan.

2.14 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424 of the Code.

2.15 "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Incentive Stock Option by bequest or inheritance or by reason of the death of any Optionee.

2.16 "Terminating Event" shall have the meaning as defined in Article 11.2 of this Incentive Stock Option Plan.


                                   ARTICLE III
                           Administration of the Plan

3.1 This Plan shall be administered by the Board of Directors of the Company (the "Board") unless a committee of the Board is appointed in accordance with Article 3.2 or 3.4(b) below. The Board, or such committee if appointed, will be referred to in this Plan as the "Administrative Committee."

3.2 The Board may at any time appoint a committee, consisting of not less than two of its members, to administer this Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. After it is appointed, the committee shall continue to serve until otherwise directed by the Board. The Board may appoint additional members to the committee; remove members (with or without cause); fill vacancies however caused; and/or remove all members of the committee and thereafter directly administer this Plan.

3.3 A majority of the members of the Administrative Committee shall constitute a quorum; and subject to the limitations of this Article III, all actions of the Administrative Committee shall require the affirmative vote of members who constitute a majority of a quorum. Members of the Administrative Committee who are not Disinterested Persons (as defined in Article 3.4(c)) may vote on any matters affecting the administration or the grant of Incentive Stock Options under the Plan; provided, however, that no member shall vote on the granting of an Incentive Stock Option to himself or herself (but a member may be counted in determining the existence of a quorum at a meeting of the Administrative Committee during which action is taken with respect to the granting of such an Incentive Stock Option).

3.4 Notwithstanding the foregoing provisions of this Article III, to the extent necessary to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall from the effective date of registration until six months after the termination thereof, be administered as follows:

         a. The Board shall administer the Plan directly (regardless of whether a committee of the Board has been appointed under
                    Article 3.2) as long as each member of the Board is a Disinterested Person, and all actions of the Board as the Administrative Committee shall require the affirmative vote of directors who constitute a majority of a quorum.

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         b.       If at any time a member of the Board is not a Disinterested
                  Person, the Board shall appoint a committee consisting of two or more of its members, each of whom is a Disinterested Person, to administer this Plan on behalf of the Board. Such committee shall act in accordance with terms and conditions prescribed by the Board to the extent such terms and conditions are not inconsistent with this Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may appoint additional members to the committee; remove members (with or without cause); fill vacancies however caused; and/or at any time when all members of the Board are Disinterested Persons, remove all members of the committee and thereafter directly administer this Plan. At no time shall a person who is not a Disinterested Person serve on the committee appointed under this Article 3.4(b), nor shall such committee at any time have fewer than two members.

         c. The term "Disinterested Person" shall mean a director who, during the one year prior to service as a member of the Administrative Committee or during such service, is not granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its Affiliates (as defined in Article 2.2) other than grants or awards that pursuant to Rule 166-3(c)(2)(i) under the Exchange Act will not cause the director to cease to be a "Disinterested Person," as defined in such rule.

3.5      The following provisions shall apply to the Administrative Committee:

         a. The Administrative Committee shall have the authority to (i) administer this Plan in accordance with its express terms;
                  (ii) determine all questions arising in connection with the administration, interpretation, and application of this Plan, including all questions relating to the value of the Common Stock; (iii) correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; (iv) prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;
                  (v) determine the duration and purposes of leaves of absence which my be granted to participants without constituting a termination of employment for purposes of this Plan; and (vi) make all other determinations necessary or advisable for administration of this Plan.

         b. The authority of the Administrative Committee to administer the Plan shall be exercised consistently with the intent that
                  (i) the Incentive Stock Options issued under this Plan qualify under Section 422 of the Code (including any amendments thereof or successor provision similar thereto); and (ii) the Plan be administered in a manner that satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act (including any amendments thereof and any successor provision similar thereto) so that the grant of Incentive Stock Options under this Plan, and all other actions taken with respect to the Plan, to the options granted thereunder and to the Common Stock acquired upon exercise of Incentive Stock Options, shall to the extent possible be exempt from the operation of Section 16(b) of the Exchange Act.

         c. All determinations made by the Administrative Committee in good faith on matters referred to in this Article 3.5 shall be final, conclusive, and binding upon all persons. The Administrative Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.


                                   ARTICLE IV
                                   Eligibility

4.1 An officer, director or other individual shall be eligible to participate in this Plan provided that such individual (i) is in the employ of the Company or its Affiliate, (ii) is determined by the Administrative Committee to be a key employee of the Company or its Affiliate, and (iii) is selected by the Administrative Committee to receive one or more Incentive Stock Options under this Plan. Each key employee so selected by the Administrative Committee shall hereinafter be referred to as an "Optionee."

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4.2      As used in this Plan, an "Affiliate" of a corporation shall mean a
         "parent corporation" of such corporation, as described in Section 424(e) of the Code, or to a "subsidiary corporation" of such corporation, as described in Section 424(f) of the Code.

4.3 No Incentive Stock Option shall be granted hereunder to a key employee who is not a resident of the State of Idaho, unless the Administrative Committee shall have determined, based on the advice of counsel, that the grant of such Incentive Stock Option (and the exercise thereof by the Optionee) will not violate the securities laws of the state where the Optionee resides.


                                    ARTICLE V
                  Shares Available for Incentive Stock Options

The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Incentive Stock Options granted under this Plan and any other stock option plan adopted by the Company shall not exceed ten percent (10%) of the then issued and outstanding shares of the Company's Common Stock, subject to adjustment under the provisions of Article XI. The aggregate number of shares of the Company's Common Stock which may be issued to any one person shall not exceed five percent (5%) of the then issued and outstanding shares of the Company's Common Stock. The shares of Common Stock to be issued upon the exercise of Incentive Stock Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Incentive Stock Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Incentive Stock Option but not purchased thereunder shall again be available for Incentive Stock Options to be granted under the Plan.


                                   ARTICLE VI
                                  Option Terms

6.1 With respect to each Incentive Stock Option granted to an Optionee selected by the Administrative Committee in accordance with Article III, the Administrative Committee shall specify the following terms of the Incentive Stock Option:

         a. The number of shares of Common Stock subject to the Incentive Stock Option.

         b. The date on which the grant of the Incentive Stock Option shall be effective (the "Date of Grant").

         c. The period of time during which the Incentive Stock Option shall be exercisable, which shall in no event be more than five (5) years from the Date of Grant of the Incentive Stock Option.

         d. The price or prices at which the Incentive Stock Option shall be exercisable by the Optionee (the "Option Price"); provided, however, that the Option Price shall in no event be less than the fair market value, on the Date of Grant, of the shares of Common Stock subject thereto; and provided further, that, if such Incentive Stock Option is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the Common Stock subject thereto.
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         e.       Any vesting schedule pursuant to which the right of the
                  Optionee to exercise the Incentive Stock Option shall be contingent upon the passage of a specified period of time following its Date of Grant, it being intended that the Administrative Committee shall have complete discretion with respect to the terms of the vesting schedule, including, without limitation, discretion (i) to allow full and immediate vesting upon grant of the Incentive Stock Option, (ii) to permit partial vesting in stated percentage amounts based on the length of the holding period of the Incentive Stock Option, or (iii) to permit full vesting after a stated holding period has passed. No rights to exercise the Incentive Stock Option shall vest after the termination of an Optionee's employment with the Company, unless further vesting is expressly allowed in the written agreement evidencing the Incentive Stock Option.

         f. Whether shares of Common Stock acquired upon exercise of the Incentive Stock Option will be subject to repurchase in accordance with Article XII.

         g. Such other terms and conditions as the Administrative Committee deems advisable and as are consistent with the terms and conditions of this Plan, including, without limitation, any repurchase provisions different from those set forth in
                  Article XII.

6.2 Notwithstanding any provision of this Article VI to the contrary, no Incentive Stock Option shall be granted hereunder after the date immediately preceding the tenth (10th) anniversary of the date this Plan is adopted by the Board. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Incentive Stock Options granted hereunder be uniform.


                                   ARTICLE VII
                        Limitation on Exercise of Options

The aggregate fair market value of the Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under
Section 422 of the Code) are exercisable for the first time by an Optionee shall not exceed $100,000 (said value to be determined as of the respective Dates of Grant of such options).


                                  ARTICLE VIII
                               Exercise of Option

Subject to Article VII and any terms of an Incentive Stock Option specified pursuant to Article VI, an Optionee (or the Qualified Successor, as defined in Articles 9.2 and 9.3) may exercise an Incentive Stock Option, or any part thereof (unless partial exercise is specifically prohibited by the terms of the Incentive Stock Option), by giving written notice thereof to the Company at its principal place of business. Such notice shall include a written representation that the shares to be acquired will be acquired and held for investment and not for resale or distribution and be accompanied by any documents required by
Article VII above. Such notice shall be accompanied by full payment of the Option Price for the shares of Common Stock for which exercise is made. Payment shall be in lawful money of the United States and shall be made in cash or by certified or cashier's check; provided, however, that in the discretion of the Administrative Committee, payment may be made, in whole or in part, in shares of Common Stock or in any other form approved by the Administrative Committee. Following the exercise of an Incentive Stock Option, the Administrative Committee shall cause the information statement required by Section 6039 of the Code to be furnished to the Optionee within the time and in the manner prescribed by law.

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                                   ARTICLE IX
                           Transferability of Options

9.1 Except as provided in Articles 9.2, 9.3 and 9.4 below, no Incentive Stock Option shall be transferable or exercisable by any person other than the Optionee to whom such Incentive Stock Option was originally granted.

9.2 In the event of the demise of an Optionee while in the employ of the Company, any Incentive Stock Options held by the Optionee shall pass to the person or persons entitled thereto under the will of the Optionee or applicable laws of descent and distribution (such person or persons are sometimes herein referred to collectively as the "Qualified Successor" of the Optionee). Any right under an Incentive Stock Option which the Optionee could have exercised immediately prior to the date of his or her demise shall, subject to Article X below, be exercisable by the Qualified Successor for a period of one (1) year following such demise.

9.3 In the event of an Optionee's demise, after the termination of Optionee's employment on account of a Disability (as defined in Article
         11.2 below) but prior to the expiration of the one (1) year period specified in Article 11.2, any right under an Incentive Stock Option which the Optionee could have exercised immediately prior to the date of his or her demise shall, subject to Article X, pass to and be exercisable by the Qualified Successor of the Optionee until the expiration of such period of one (1) year following the date of Optionee's termination.

9.4 In the event of the demise of an Optionee, after the termination of Optionee's employment for any reason other than Disability, but prior to the expiration of the three (3) month period specified in Article 11.3, any right under any Incentive Stock Option which the Optionee could have exercised immediately prior to the date of his or her demise shall, subject to Article X, pass to and be exercisable by the Qualified Successor of the Optionee until the expiration of the three
         (3) months period following the date of Optionee's employment termination.

9.5 In the event two or more persons constitute the Qualified Successor of an Optionee, all rights of such Qualified Successor shall be exercisable, if at all, by the unanimous agreement of such persons.


                                    ARTICLE X
                             Termination of Options

To the extent not earlier exercised, an Incentive Stock Option shall terminate at the earliest of the following dates:

                  a. The date specified in such Incentive Stock Option, which date shall not be extended for any reason;

                  b. One (1) year following the date of termination of the Optionee's employment with the Company on account of (a) the Optionee's demise, or (b) the Optionee's disability, as defined in Section 22(e)(3) of the Code (herein referred to as "Disability");

                  c. Three (3) months following the date of termination of the Optionee's employment with the Company for any reason other than the Optionee's demise or Disability;

                  d. The date of any sale, transfer or hypothecation, or any attempted sale, transfer or hypothecation, of the Incentive Stock Option, by the Optionee or his or her Qualified Successor;

                  e. The date a voluntary or involuntary petition is filed under the bankruptcy laws of the United States, or under the insolvency laws of any state, for the estate of the Optionee or his or her Qualified Successor; and

                  f. The date specified in Article 11.2 for such termination in the event of a Terminating Event.

                                   ARTICLE XI
                             Adjustments to Options

11.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Administrative Committee in the number and kind of shares for the purchase of which Incentive Stock Options may be granted under the Plan. In addition, the Administrative Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Incentive Stock Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Incentive Stock Option shall, to the extend practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Incentive Stock Options shall be made without change in the total price applicable to the unexercised portion of the Incentive Stock Option but with a corresponding adjustment in the Incentive Stock Option price per share.

11.2 In the event of the dissolution or liquidation of the Company, any Incentive Stock Option granted under the Plan shall terminate as of a date to be fixed by the Administrative Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Incentive Stock Option as to all or any part of the shares covered thereby including shares as to which such Incentive Stock Option would not otherwise be exercisable by reason of an insufficient lapse of time.

11.3 In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

         a. If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised incentive stock options for securities of another corporation, then the Administrative Committee shall take such action, and the Incentive Stock Options shall terminate, as provided in Article 11.2; or

         b. If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised incentive stock options for securities of another corporation, then the Administrative Committee shall adjust the shares under such outstanding and unexercised incentive stock options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Incentive Stock Options.

         The term "Reorganization" as used in this Article XI shall mean any statutory merger; statutory consolidation; sale of all or substantially all of the assets of the Company; or pursuant to an agreement with the Company, the sale of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

11.4 Adjustments and determinations under this Article XI shall be made by the Administrative Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.


                                   ARTICLE XII
                            Termination and Amendment

12.1 Unless earlier terminated as provided below, this Plan shall terminate on, and no Incentive Stock Option shall be granted under this Plan after, the tenth (10th) anniversary of the date immediately preceding the date this Plan is adopted by the Board. Such termination shall not affect the rights of the Administrative Committee or the Company under the Plan (including, but not limited to, rights under Article XI above) with respect to any Incentive Stock Options theretofore granted or shares of Common Stock issued upon exercise thereof.

12.2 The Board may at any time terminate, suspend or amend the terms of this Plan; provided, however, that, except as provided in Article XI above, the Board may not, without prior approval by holders of shares of Common Stock constituting at least a majority of the shares of Common Stock represented in person or by proxy at the meeting at which such approval is sought:

         i. Change the aggregate number of shares of Common Stock reserved for issuance upon exercise of Incentive Stock Options granted under this Plan;

         ii. Increase the period during which Incentive Stock Options may be granted or exercised;

         iii. Change the class of employees who are eligible to receive Incentive Stock Options under this Plan; or

         iv. Make any change to the terms of this Plan which would cause the Incentive Stock Options granted hereunder to lose their qualification as incentive stock options under Section 422 of the Code.

12.3 Notwithstanding the above, the Administrative Committee may, subject to the terms and conditions of this Plan, grant additional Incentive Stock Options to an Optionee (if such Optionee is otherwise eligible) or, with the consent of the Optionee, grant a new Incentive Stock Option in lieu of an outstanding Incentive Stock Option, for a number of shares, at an Option Price and for a term which is greater or less than that of the earlier Incentive Stock Option.

12.4 No Incentive Stock Option may be granted during any suspension, or after termination, of this Plan. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations with respect to any Incentive Stock Option theretofore granted or shares of Common Stock acquired upon exercise thereof.


                                  ARTICLE XIII
                     Option Agreement and Legend Requirement

Each Incentive Stock Option granted hereunder shall be evidenced by a written agreement executed by the Company and the Optionee. Such agreement shall contain the terms of the Incentive Stock Option specified by Article VI, together with other terms, conditions, and provisions that the Administrative Committee deems advisable and that are not inconsistent with the terms and conditions of this Plan. Such agreement shall also provide that, by accepting an Incentive Stock Option granted under this Plan, the Optionee, for himself or herself, for his or her Qualified Successor, and for his or her heirs, successors and assigns:

         i. Recognizes, agrees and acknowledges that no registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, will have been filed as to either the Incentive Stock Option or any shares of Common Stock that may be acquired upon exercise of such Incentive Stock Option;

         ii. Warrants and represents that the Incentive Stock Option and any shares of Common Stock of the Company acquired upon exercise of the Incentive Stock Option will be acquired and held by the Optionee for the Optionee's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time;

         iii. Acknowledges and consents to the appearance of a printed legend on the back of each stock certificate representing shares of Common Stock issued upon exercise of the Incentive Stock Option, which legend shall read as follows:

                         NOTICE: RESTRICTION ON TRANSFER

                  The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions set forth in the ATLAS MINING COMPANYIncentive Stock Option Plan. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of such conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation. These securities may also be subject to repurchase by the corporation upon certain terms and conditions set forth in said documents.

         iv. Agrees not to sell, transfer or otherwise dispose of any shares of Common Stock that may be acquired upon exercise of the Incentive Stock Option unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Optionee delivers to the Company, at the Optionee's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Optionee in the manner proposed, or (iii) the Optionee delivers to the Company, at the Optionee's expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Optionee and satisfactory to the Company, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws; and

         v. Agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the Company as a result of any breach by the Optionee of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in such agreement.

If a registration statement under the 1933 Act is hereafter filed with respect to Incentive Stock Options granted or to be granted hereunder and the shares of Common Stock that may be acquired upon exercise of such Incentive Stock Options, then, following the effectiveness of such registration statement, the provisions in agreements representing Incentive Stock Options that would otherwise be required by this Article XIII may, in the discretion of the Administrative Committee, be modified or eliminated.

                                   ARTICLE XIV
                            Miscellaneous Provisions

14.1 Nothing contained in this Plan shall obligate the Company to employ an Optionee for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

14.2 The provisions of this Plan, each Incentive Stock Option issued to an Optionee hereunder, and the agreement evidencing such Incentive Stock Option under Article XIV above shall be binding upon the Optionee, and his or her Qualified Successor, heirs, successors and assigns.

14.3 This Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable hereto, as well as the laws of the State of Idaho.


                                   ARTICLE XV
                             Effective Date of Plan

This Plan shall be effective upon adoption of a resolution of the Board approving it; and it shall be subject to approval, within twelve (12) months before or after the date it is adopted by the Board, by holders of shares of Common Stock constituting at least a majority of the shares of Common Stock represented in person or by proxy at a meeting at which such approval is sought. This Plan shall also be subject to any requirements imposed by the Director of the Department of Finance pursuant to the Idaho Securities Act. If the shareholder approval and notification requirements have not been satisfied on or prior to January 12, 1998, this Plan and any Incentive Stock Options granted hereunder prior to such date shall be void.

This Plan is adopted this 19th day of November, 1998.

ATLAS MINING COMPANY



By: /s/ William T. Jacobson
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      William T. Jacobson, President



By: /s/ Marqueta Martinez
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     Marqueta Martinez, Secretary